UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 1, 2011

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 McKinney Pkwy
Lillington, NC 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 14, 2011, American Defense Systems, Inc. (the “Company”) received notice from NYSE Amex that the staff of NYSE Amex had determined that the Company has not made progress consistent with its previously announced Plan of Compliance (the “Plan”) and, accordingly NYSE Amex deemed it appropriate to initiate delisting proceedings with regard to the Company’s common stock (the “Determination”).  In accordance with Section 1203 and 1202(b) of the NYSE Amex Company Guide, the Company had a limited right to appeal the Determination.  The Company appealed the determination on November 11, 2011 before a NYSE Amex Pane (the “Panel”).  On November 22, 2011, the Company received notice from NYSE Amex that the Panel had affirmed the Staff’s determination to delist the common stock of the Company.  The Company has determined that it will not further appeal the Determination.

On November 22, 2011, the Company was notified by NYSE Amex that trading in its common stock would be suspended on NYSE Amex, with formal delisting to follow.  Following the notification of suspension of trading in the Company’s common stock on NYSE Amex, the Company is transitioning trading in its common stock to the OTCQB Marketplace.  The Company expects that its common stock will trade under the "ADFS" symbol on the computerized OTCQB system beginning December 1, 2011 .  Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission.

Item 8.01	Other Events.

On December 1, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1 2011

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Gary Sidorsky, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated December 1, 2011*

_________________
This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.